Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-126811

July 9, 2007

HOME PAGE

iPATH EDUCATION

iPath Exchange Rate Conference Call

Speaker: Dan Waldman, Senior Foreign Currency Economist, Barclays Capital

Date: July 11, 2007

Time: 1:00 PM PT, 4:00 PM ET

Registration required

Learn More>

EVENTS & ELEARNING PAGE (post registration)

iPath Conference Call (Table)

iPath Exchange Rate ETNs

Please join us for a conference call on the latest Exchange Traded Notes from Barclays:

•	iPathSM JPY/USD Exchange Rate ETN (Ticker: JYN)

•	iPathSM GBP/USD Exchange Rate ETN (Ticker: GBB)

•	iPathSM EUR/USD Exchange Rate ETN (Ticker: ERO)

Get an overview of the currency market including a long-term economic outlook and the potential advantages offered by iPathSM Exchange Rate ETNs. Representatives from Barclays Capital and Barclays Global Investors will be on hand to answer your questions during a live conference call.

FOR FINANCIAL PROFESSIONALS ONLY

Date & Time: July 11, 2007 @ 1:00 PM PT, 4:00 PM ET

Speaker: Dan Waldman, Senior Foreign Currency Economist, Barclays Capital

Host: Lisa Chen, Sales Strategist, Barclays Global Investors Services

Call Name: iPath

Phone: 1-800-288-8960

Please dial-in 10 minutes before the call begins to enable the call to start on time.